Exhibit 21

Name of CONSOL Energy Subsidiary(1)	Jurisdiction of Incorporation or Organization
Buchanan Generation, LLC	Virginia
Cardinal States Gathering Company	Virginia
Cargo Dockers Ltd.	Ontario, Canada
Central Ohio Coal Company	Ohio
Church Street Holdings, Inc.	Delaware
Coalfield Pipeline Company	Tennessee
Conrhein Coal Company	Pennsylvania
CONSOL Docks, Inc.	Delaware
CONSOL Energy Australia Pty Limited	New South Wales, Australia
CONSOL Energy Canada Ltd.	New Brunswick, Canada
CONSOL Energy Finance Pty Limited	New South Wales, Australia
CONSOL Energy Investments Pty Limited	New South Wales, Australia
CONSOL Financial Inc.	Delaware
CONSOL Foreign Sales Corporation	Barbados
CONSOL Godefroid Europe S.A.	Belgium
Consolidation Coal Company	Delaware
CONSOL of Canada Inc.	Delaware
CONSOL of Kentucky Inc.	Delaware
CONSOL Pennsylvania Coal Company	Delaware
CONSOL Sales Company	Delaware
Cordin Ltd.	Ottawa, Canada
CNX Australia Pty Limited	New South Wales, Australia
CNX Funding Corporation	Delaware
CNX Gas Company LLC	Virginia
CNX Land Resources Inc.	Delaware
CNX Marine Terminals Inc.	Delaware
Eighty-Four Mining Company	Pennsylvania
Fairmont Supply Company	Delaware
Glennies Creek Coal Management Pty Limited	Brisbane, Queensland, Australia
Glennies Creek Coal Sales Pty Limited	Brisbane, Queensland, Australia
Greene Energy LLC	Pennsylvania
Helvetia Coal Company	Pennsylvania
Island Creek Coal Company	Delaware
IC Coal, Inc.	Delaware
Jeffco Coal Company	Pennsylvania
Keystone Coal Mining Corporation	Pennsylvania

(1) None of the CONSOL Energy subsidiaries does business under a name other than its corporate name.

Name of CONSOL Energy Subsidiary(1)	Jurisdiction of Incorporation or Organization
Knox Energy, LLC	Tennessee
Laurel Run Mining Company	Virginia
Leatherwood, Inc.	Pennsylvania
Line Creek Limited Partnership	Alberta, Canada
McElroy Coal Company	Delaware
Mon-View LLC	West Virginia
MTB Inc.	Delaware
New Century Holdings, Inc.	Delaware
Quarto Mining Company	Ohio
Reserve Coal Properties Company	Delaware
Rochester & Pittsburgh Coal Company	Pennsylvania
Rochester & Pittsburgh Coal Co. (Canada) Ltd.	Ottawa, Canada
Southern Ohio Coal Company	West Virginia
Supply Chain Management LLC	Delaware
The White Star Coal Co., Inc.	New York
Twin Rivers Towing Company	Delaware
United Eastern Coal Sales Corporation	Pennsylvania
Universal Aggregates, LLC	Pennsylvania
Windsor Coal Company	West Virginia
Wolfpen Knob Development Company	Virginia

(1)    None of the CONSOL Energy subsidiaries does business under a name other than its corporate name.